EX-FILING FEES

Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

State Street Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Equity	Depositary Shares(3)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Equity	Common Stock	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Other	Purchase Contracts(4)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Other	Units(5)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Other	Warrants	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

	Debt	Debt Securities	Rule 415(a)(6)	(6)		(6)			S-3	333-238861	June 15, 2020	(6)

	Equity	Preferred Stock	Rule 415(a)(6)	(6)		(6)			S-3	333-238861	June 15, 2020	(6)

	Equity	Depositary Shares(3)	Rule 415(a)(6)	(6)		(6)			S-3	333-238861	June 15, 2020	(6)

	Equity	Common Stock	Rule 415(a)(6)	(6)		(6)			S-3	333-238861	June 15, 2020	(6)

	Other	Purchase Contracts(4)	Rule 415(a)(6)	(6)		(6)			S-3	333-238861	June 15, 2020	(6)

	Other	Units(5)	Rule 415(a)(6)	(6)		(6)			S-3	333-238861	June 15, 2020	(6)

	Other	Warrants	Rule 415(a)(6)	(6)		(6)			S-3	333-238861	June 15, 2020	(6)

	Total Offering Amounts							(2)

	Total Fees Previously Paid

	Total Fee Offsets							—

	Net Fee Due							$0

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payments of all registration fees (except with respect to the carry forward securities identified in the table above, which registration fees have already been paid) and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

(2)

An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or that are represented by depositary shares. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this registration statement. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered, issued or become issuable in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(4)

Each purchase contract will be issued under a purchase agreement and will obligate holders to purchase from or sell to the registrant and obligate the registrant to sell to or purchase from the holders, a specified number of shares of common stock, preferred stock or depositary shares.

(5)

Each unit will be issued under a unit agreement and will represent an interest in one or more purchase contracts and beneficial interests in debt securities or any other securities, in any combination, which may or may not be separable from one another.

(6)

The registrant previously registered an indeterminate amount of securities having an aggregate offering price up to $7,000,000,000, pursuant to a Registration Statement on Form S-3 (Registration No. 333-238861) filed with the Securities and Exchange Commission on June 1, 2020 (the “Prior Registration Statement”) and declared effective on June 15, 2020. As of the date of this registration statement, the registrant sold an aggregate of $5,250,542,409.20, representing $675,681.28 in registration fees, of such securities under the Prior Registration Statement, leaving the balance of $1,749,457,590.80, representing $227,079.60 in registration fees, of such unsold securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $227,079.60 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder will continue to be applied to these securities included in this registration statement, and the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.